EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated January 3, 2011 in the Amendment No. 1 to the Registration Statement (File No. 333-170990) and related Prospectus of Guggenheim Defined Portfolios, Series 753.


                                                          GRANT THORNTON LLP


Chicago, Illinois
January 3, 2011